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                                                                       Exhibit 1

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.    20549

November 12, 1998


Ladies and Gentlemen:


                          PhoneTel Technologies, Inc.
                          ---------------------------


We have read Item 4 of PhoneTel Technologies, Inc. Form 8-K dated
November 9, 1998 and are in agreement with the statements contained in paragraph 4(a)(1) therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP